UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

SEPTEMBER 14, 2004

Date of Report (Date of earliest event reported)

DJ ORTHOPEDICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-16757	33-0978270
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2985 Scott Street Vista, California		92083
(Address of principal executive offices)		(Zip Code)

(800) 336-5690

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On September 14, 2004, the Board of Directors of the Company elected W. Thomas Mitchell as a member of the Board of Directors.  Mr. Mitchell will be a Class III director and serve on the Audit and Compensation Committees of the Board.  Pursuant to the terms of the Company’s 2001 Non-Employee Director Stock Option Plan, on September 14, 2004, Mr. Mitchell received an automatic grant of stock options covering 30,000 shares of the Company’s common stock at an exercise price set at the closing trading price of such stock on that day, or $20.99 per share.  In accordance with the standard compensation arrangements with the Company’s non-employee directors, Mr. Mitchell will receive a $20,000 annual fee for serving on the Board and fees for each Board and committee meeting attended.  The material terms and conditions of these stock options, as well as the other compensation Mr. Mitchell will receive as a member of the Board of Directors, are described in more detail in the Company’s proxy statement for its 2004 Annual Stockholder Meeting held on June 3, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DJ ORTHOPEDICS, INC.
(Registrant)

Date:	September 17, 2004	BY:	/s/ VICKIE L. CAPPS
Vickie L. Capps
Senior Vice President, Finance and Chief Financial Officer
(Principal Financial Officer)